Exhibit 99.1

AITX Prepares to File Dozens of Patent Applications

Detroit, Michigan, November 7, 2023 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a pioneer in AI-driven security and productivity solutions along with its wholly owned subsidiary Robotic Assistance Devices, Inc. (RAD), has announced an aggressive push in expanding its intellectual property portfolio, as shared during the recent Investor Conference & RAD Technology Reveal event.

Today the Company announced it has engaged Barnes & Thornburg, LLP, to begin work on creating a patent portfolio strategy. Steve Reinharz, CEO and founder of AITX, together with Ioan Pop, RAD’s VP of Research & Development, noted how the Company had identified over 80 innovations that need patent investigation.

These innovations encompass innovations in hardware and software and will contribute to AITX’s position as a forerunner in the AI-driven mobile and stationary security and safety solutions sector.

The patent portfolio strategy work is expected to take a few months although preliminary patents could be filed earlier. The ultimate goal is to protect the Company’s inventions, reinforce its market presence and potentially enhance shareholder value through a fortified IP catalog. This move aligns with the Company’s long-term growth strategy, which prioritizes sustainable development and market leadership in AI and robotics.

“Each patent filing represents months of hard work and ingenuity from our dedicated team,” said Reinharz. “This move is a clear signal to the industry and our investors that AITX’s efforts to reimagine the #proptech landscape will be protected.”

AITX’s proactive approach to intellectual property management exemplifies its vision for a future where cutting-edge technology and strategic IP development go hand-in-hand. The announcement from the Investor Conference reflects a clear directive towards protecting the unique aspects of their product offerings, from the innovative, cost-reduced ROSA 4.0 to the trailblazing RADDOG 3S. For investors, this development signals not only growth in AITX’s tangible assets but also an increased potential for licensing opportunities, partnerships, and market expansion, reinforcing the Company’s value proposition in the rapidly evolving tech landscape.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume or becoming cash flow positive. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. There are no assurances that the Company will be successful in obtaining regulatory approval from the USPTO for its intended patents. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz